EXHIBIT 10.1



                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT, made this 14th day of May, 2007 by and between Chula Vista Cable Ltd., a Partnership dba Chula Vista Cable ("Chula" or the "Seller"); the General Partners of Chula, (each a "Partner" and together, the "Partners"); and NexHorizon Communications, Inc., a Delaware Corporation or one of its wholly-owned subsidiaries ("Buyer"), its successors and assigns.

                                    RECITALS

         WHEREAS, Seller owns and operates a business, including without limitation, plant, equipment and infrastructure, engaged in providing for cable television and internet services in and around California (the "Business").

         WHEREAS, Buyer desires to purchase from Seller, and Seller desire to sell to Buyer, on the terms and conditions hereinafter set forth, substantially all of the assets of Seller used in the operation of the Business, except the Excluded Assets (as defined in Section 1.3).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the parties hereto, intending to be legally bound, do represent, warrant, covenant and agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

        1.1      Transfer of Assets.

                  On the Consummation Date, as defined in Section 2.1, Seller shall sell, convey, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of the assets of Seller of every kind and character, real, personal, tangible, intangible or mixed, used by, or held for use by, Seller in connection with the operation of, Business in existence and all conduit both installed and in inventory (the "Assets to be Acquired"), which shall include, but not be limited to, the following:

     (a) All items of  tangible  personal  property  owned or leased and used by
Seller in connection with the operation of Business, including all equipment associated with receiving and distributing signals at the head-end site, and all other antennas and down leads and all electronic equipment, head-end amplifiers and associated equipment, line amplifiers, aerial and underground trunk and feeder line cable, conduit, distribution plant, programming signal decoders for each satellite service which scrambles its signal, converters, housedrops, installed subscriber devices, utility poles, local origination equipment, test equipment, machinery, spare equipment and parts inventory, housedrop equipment inventory, system design and engineering maps and drawings, supplies, vehicles and trailers (to be transferred under fee title and not under lease), furnishings and other personal property of any nature, and all leasehold and rights-of-way in real property, buildings and improvements and construction-in-progress, towers, fixtures, poles, vaults and pedestals and all


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assets of Seller relating to the competitive access or alternate access business or other internet or telecommunications business used in connection with Business.

     (b) All of the rights of Seller to, in and under any and all (i) subscription contracts with subscribers for Broadband service; except as provided in Section 1.3, all instruments and agreements for the purchase, sale or other receipt or distribution of programming, news, data and microwave relay signals; and (ii) all of the Franchises (as herein defined) and any franchise applications; (iii) all of the Pole Attachment Agreements (as herein defined) and all retransmission consent agreements; all variances, easements, right-of-way agreements, licenses, registrations, copyright notices, signal registration and other statements, construction and other permits, leases, including leases of all head-end sites, and all other contracts or agreements relating to Business (i), (ii) and (iii) collectively, the "Assumed Contracts").

     (c) All refundable deposits from subscribers for converters, encoders, decoders and any related equipment, all prepaid service charges and any prepaid income items; options, claims, contract rights and trade secrets; all goodwill; all subscriber accounts receivable for all periods subsequent to Consummation; subscriber lists and subscription contracts of Business; and except as provided in Section 1.3, all records which relate specifically to the operation of the Business (including, subscriber records, accounts receivable records, and any documents necessary to support a required regulatory filing).

     (d) Accounts Receivable, which shall be subject to the adjustment set forth in Section 2.6.

        1.2      Assumed and Excluded Liabilities.

                  On the Consummation Date, the Seller shall pay off, in full, all liabilities of the business up to and including the Consummation Date. The Buyer shall assume, by instruments of assumption reasonably satisfactory to counsel for Seller, and discharge at the Consummation or as they become due and payable, the following liabilities and obligations of Seller and no others (the "Assumed Liabilities"):

     (a) All obligations of the Seller arising after the Consummation Date under the Assumed Contracts and any other agreements, consents, permits and other instruments relating to the Business and in existence on the Consummation Date and entered into in the ordinary course of business to the extent included in the Assets to be Acquired; and

     (b) All liabilities and obligations arising out of events occurring after the Consummation Date related to Buyer's ownership of the Assets to be Acquired or its conduct of Business or operation of Business.

        1.3      Excluded Assets.

                  Notwithstanding the foregoing, it is specifically agreed that the following assets are excluded from the Assets to be Acquired (collectively, the "Excluded Assets"), as specifically enumerated and set forth on Schedule 1.3 hereto:

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                (a) cash on hand or in the bank or other cash accounts of Seller including without limitation, any and all letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                (b) all documents relating to the legal existence of the Seller;

                (c) the life insurance policies on certain employees if applic-able;

                (d) any claims, rights and interest in and to any refunds for federal, state or local income or other taxes or fees of any nature whatsoever for periods prior to the Consummation Date;

                (e) any  books and  records that  Seller is  required  by law to retain and any correspondence, memoranda, books of account, tax returns related to personal property and the like related to Business, and all other books, records, and documents relating to internal company matters and financial relationships with Seller's lenders or affiliates; provided, however, that notwithstanding the foregoing provisions of this clause (e), Buyer shall be provided with all books, records and documents, or copies thereof, as may be necessary or warranted to conduct the Business;

                (f) any and all assets of Seller unrelated to the Business;

                (g) any contracts, agreements or other arrangements between Seller and any affiliate of Seller.

2.      CLOSING AND CONSUMMATION DATES; PURCHASE PRICE, PAYMENT AND ADJUSTMENTS.

        2.1      Closing; Consummation, Date and Location.

     Unless otherwise mutually agreed to by the parties, the Closing of the transaction shall take place on May ___, 2007, at 10:00 a.m., local time, at the offices of Seller's legal council. The Closing shall complete the transaction and will be held in escrow pending completion of a final audit.

     With the completion of an audit, on the first day of the month following audit completion, the transfer and delivery of the Assets to be Acquired to Buyer and the receipt of the consideration therefore by Seller shall constitute the "Consummation" of the transaction (the "Consummation Date").

     The effective date of the sale of Business shall be at the Consummation Date and all prorations and allocations provided for hereunder shall be made as of the close of business on the Consummation Date, except as otherwise agreed in writing by the parties. Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 11 hereof if the Consummation has not occurred by a mutually agreeable date (the "Termination Date").


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         2.2      Purchase Price.

                    Buyershall acquire and accept the Assets and  Subscribers to be Acquired from Seller and shall pay to Seller the aggregate amount of $4,250,000.00. The Purchase Price will be paid as follows:

                         1) $850,000 in cash to be paid to the Seller at Consum-mation;

                         2) $2,125,000 worth of Buyer's common stock representing _______ of the Buyer Shares, valued at $_____ per share (share price determined average Consummation "ask" price 5 business days prior to Consummation); Relevant thereto, Buyer hereby agrees and acknowledges that it shall provide Sellers with "piggyback" registration rights to the Buyer Shares referenced herein in order to register said shares under the Securities Act of 1933, as amended, with the US Securities and Exchange Commission, which rights are more fully described in that certain Registration Rights Agreement by and between the parties hereto, a copy of which is attached hereto and incorporated herein as Exhibit "A." Further, Sellers agree to execute and deliver to the Buyer that certain "Leakout Agreement" relevant to the Buyer Shares, a copy of which is attached hereto and incorporated herein as Exhibit B;" In addition, the Buyer agrees to provide "Floor Protection" of the shares the Seller acquires as part of this transaction as long as the balloon note is still in place. The protection, better described in Exhibit C, defines that if the Seller actually sells stock in a major market at a price lower than the original stock price identified at Consummation, the Buyer will replace the actual loss either in cash or common shares at the Buyer's option.

                         3) Seller agrees to carry an 18 month balloon note in the amount of $1,275,000 at an interest rate of 6% per annum. The interest due will be paid quarterly within 10 business days after the close of the quarter.

                         4) Up to one year after the Consummation, if the Buyer identifies any additional unpaid liabilities that are then confirmed with the Seller that were due up to the consummation date, the Buyer will reduce the Balloon Note by the amount of the liability identified. It is the Seller's intent to fully pay all outstanding liabilities at the point of consummation.

                         5) From the Consummation date and as long as the Buyer still owns the high speed internet network, as long as the Seller still resides within the physical abilities of the network, the Buyer will provide high speed internet service to the Seller at no charge.


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         2.3      Payment of the Purchase Price.

         On the Consummation Date, Buyer will pay an aggregate amount equal to the Purchase Price, as adjusted at Consummation pursuant to the provisions of
Section 2.6.

         2.4      Escrow Amount.

                  Upon execution of this Agreement, Buyer will deposit $100,000 in the form of the Buyer's common stock with the same rights and privileges and conditions in Section 2.a.2 above as a good faith deposit into an escrow account reasonably acceptable to both parties, to be released to Seller upon the Consummation Date or upon Buyer's failure to close as set for in ss. 11.2. At consummation the five day closing "ask" price will be calculated net of deposit shares previously issued. In the event of Seller's failure to close under ss.
11.3 or a mutual termination under ss. 11.1, the Deposit shall be returned to Buyer. At Consummation such deposit shares shall be credited to the Purchase Price against the common stock portion of the consideration all calculated at the five day Closing "ask" stock price. Seller will be responsible for payment of any escrow fees.

                  Consummation shall occur on the next first of the month after audit completion. If the Buyer is unable to close at the consummation date, an additional $50,000 good faith deposit and a 30 day extension shall occur in the form of the Buyer's common stock with the same rights and privileges and conditions in Section 2.a.2 above shall be placed into the escrow account mentioned above.

         2.5      Allocation of Purchase Price.

                  The Purchase Price shall be allocated among the Assets to be acquired as set forth on Schedule 2.6. Buyer and Seller agree to take no position inconsistent with such allocation and to file all returns and reports in respect of the transactions herein contemplated, including all federal, state and local tax returns, on the basis of such allocation.

         2.6      Adjustments to the Purchase Price; Prorations.

                (i) The Seller shall pay for all liabilities up to the Consumma -tion Date. The payment of the Purchase Price shall be fixed. Outside of the Seller paying all liabilities up to the Consummation date there will be no adjustments to the purchase price.

                (ii) A final  reconciliation of  the Sellers accounts receivable will be made 180 days after the Consummation date. Any liabilities that are received after the Consummation date but are for services provided before the Consummation date will be netted against the accounts receivable outstanding at the Consummation date. After 180 days, if there is any cash left from the accounts receivable balance a final check will be sent to the Seller. If there is an amount owed to the Buyer it will be netted back against the outstanding Note Due to the Seller.


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3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

                  Seller and the Partners, jointly and severally, represent and warrant to Buyer that the following statements and representations are true and correct as of the date hereof and will also be true and correct on the Consummation Date to the best of the Seller's knowledge. For purposes of this Agreement, a "Material Adverse Effect" means a material adverse effect (whether or not covered by insurance) on the assets, liabilities, business, operations, condition (financial or otherwise), or results of operations of the Business taken as a whole.

         3.1      Company Standing.

                  Seller is duly organized, validly existing and in good standing under the laws of the State of its formation. Seller has all of the requisite power and authority to own or lease all of its material assets, to own and operate the Business and the assets owned and operated by Seller, to carry on its business as now conducted, to enter into this Agreement and to perform the terms of this Agreement. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualifications or licensing necessary.

         3.2      Authorization.

                  (a) Seller has taken all necessary action to authorize and approve this Agreement and the Seller Transaction Documents (as defined in Section 3.2(b) below), the consummation of the transactions contemplated hereby and thereby and the performance by Seller of all the terms and conditions hereof and thereof to be performed by Seller. The execution and delivery of this Agreement and of the Seller Transaction Documents by Seller, the consummation of the transactions contemplated hereby and thereby and fulfillment of and compliance with the terms and provisions hereof and thereof do not and will not:
(i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to Seller or the Assets to be Acquired, or any of them; (ii) conflict with or violate any of the provisions of the Articles of Organization or Operating Agreement of Seller; or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which any Seller is a party or by which any Seller or any of its assets is bound, subject to obtaining required consents from, or giving notices to, third parties. Schedule 3.2 sets forth the name of any governmental authority or other third party from whom consent must be obtained or to whom notice must be given in order for Seller to validly and lawfully perform its obligations hereunder and under the Seller Transaction Documents.

     (b) This Agreement has been, and each and every other agreement, instrument, certificate or other document to which Seller is a party that is to be executed, delivered and performed by Seller pursuant hereto (collectively, "Seller Transaction Documents"), when executed and delivered by Seller, will have been, duly authorized, executed and delivered by Seller and constitute, or, when executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or by general principles of equity.


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

         3.3      Financial Information.

                  True, complete and correct copies of Seller's audited financial statements, by the Consummation Date, prepared according to generally accepted accounting principles ("GAAP"), for the years ended December 31, 2006, 2005 and 2004, and Seller's unaudited financial statements for management use (not in accordance with GAAP), for the current year (2007) for all months up to and including at Consummation, are attached as Schedule 3.3(a) (the "Financial Statements"). The Financial Statements in all material respects present all of the cash flows, income, expenses (excluding non-cash flow items), and operations of Seller and Business at the respective dates thereof and the operations of Business as of such dates.

         3.4      Title to Assets.

                  Except as set forth on Schedule 3.4 attached hereto, including, without limitation, any and all such items as set forth in clauses
(i) and (iii) of this Section 3.4, Seller has good title to all of the Assets to be Acquired, free and clear of all mortgages, liens, pledges, security interests, liens, restrictions, encumbrances or other charges of any nature whatsoever (collectively, "Liens"), except for (i) Liens for taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by Seller;
(ii) as to leased assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; and (iii) as to any parcel of real property, building restrictions, deed restrictions, rights of subsurface and mineral owners, and other Liens that are reflected in the public record and that do not, individually or in the aggregate, have a material adverse affect on the merchantability of title thereto or the use thereof (collectively, "Permitted Liens"). The Assets to be Acquired, whether owned or leased, constitute all of the assets used in connection with Business as presently conducted, except for the any such assets as comprise part of the Excluded Assets.

         3.5      Business.

                  Seller has not itself, nor have any of Seller's officers, directors, affiliates, agents or employees (except to the extent that payment was made for Broadband services received by them at their own dwelling), paid any of Seller's accounts receivable from subscribers.

                  (a)      Except as set forth on Schedule 3.5,

                    (i) Seller has complied with all  notification and reporting provisions and all other provisions of the rules and regulations of the Federal Communications Commission ("FCC") applicable to the Business; the Business has been and are being operated in compliance with the Communications Act of 1934, as amended, including the amendments effected by the Cable Communications
               Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act"), the provisions of the Telecommunications Act of 1996 (the "1996 Act") and the Copyright Act of 1976, as amended (the "Copyright Act"), and with all Rules and Regulations of the FCC and the U.S. Copyright Office, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, each of the communities served by the Business has been registered with the FCC; all of the semi-annual and annual performance tests on


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               the Business  described  in Section  76.601 of the  FCC Rules and
               Regulations have been made by Seller; the Business currently meets the technical standards set forth in the FCC Rules and Regulations, including the leakage limits contained in Section 76.605(a)(11); and Seller has delivered to Buyer a copy of the most recent FCC Forms 320 filed with the FCC (Basic Signal Leakage Performance Report) for the Business. The Business is being operated in compliance with the provisions of Sections
               76.610 through 76.619 of the FCC Rules and Regulations (midband and superband signal carriage), appropriate authorization from the FCC has been obtained for the use of all aeronautical frequencies in use in the Business; the Business is presently being operated in compliance with such authorization; Seller has provided privacy notices to subscribers of the Business in accordance with the requirements of Section 631(a)(1) of the 1984 Act; and the Business is in compliance with the requirements of Sections 76.92 (Network Non-Duplication Protection) and 76.151
               (Syndicated   Program   Exclusivity)   of  the  FCC   Rules   and
               Regulations, except in each case where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                    (ii) As of the date  hereof,  the monthly  rates  charged by
               Seller for each service provided by Seller to subscribers of the Business are set forth on Schedule 3.5. Such rates were calculated in good faith in accordance with the FCC Rules and Regulations to comply with any applicable FCC Rules and Regulations as of the date hereof and will continue to be in compliance with the applicable FCC Rules and Regulations through the Consummation Date. Seller has not received any notice that it has any obligation or liability to refund any portion of the revenue received by it from the subscribers of the Business.

                    (iii) There is no legal  action or  governmental  proceeding pending or, to Seller's knowledge, any investigation or proceeding threatened (nor any basis therefore of which it is aware) for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of Seller's FCC licenses or other FCC authorizations or permits, or which might have an adverse effect upon, or cause disruption to, the operation of the Business.

                    (iv) The Business is currently  operated and  maintained  in accordance with the National Electrical Safety Code in all material respects and the terms and conditions of all pole attachment agreements between Seller and any public utility, municipality or other authority that has granted such authorization.

                    (v) Seller holds all FCC licenses, permits and authorizations necessary or used in connection with the operation of the Business. Each such FCC license, permit and authorization is listed on Schedule 3.5. As of the Consummation Date, Seller will have obtained all required FCC consents to the assignment of all such FCC licenses to Buyer.


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                    (vi)  All  broadcast   television  signals  carried  by  the
               Business are being carried in accordance with the requirements of the Communications Act of 1934, as amended, and FCC regulations promulgated thereunder.

                  (c) Appropriate registration of the Business has been made with the United States Copyright Office, and the Business is in compliance with respect to all notices, filings and payments of copyright fees required by
Section 111 of the Copyright Act and the United States Copyright Office regulations. Seller has not received any notices from the United States Copyright Office or any other person or entity either questioning any copyright filing or payment or the failure to make any copyright filing or payment, or threatening to bring suit for copyright infringement, which have not been settled and resolved.

                  (d) The Business is being operated in compliance in all material respects with the Rules and Regulations of the Federal Aviation Administration ("FAA"). Schedule 3.5 lists all of the existing towers of the Business. Except as shown on Schedule 3.5, Seller does not lease space on such towers to any third party.

                  (e) Except as set forth in Schedule 3.5, and except for claims arising in the ordinary course of business, none of which, individually or in the aggregate will have a Material Adverse Effect, there are no claims pending or, to Seller's knowledge, threatened against Seller with respect to the operation of the Business.

                  (f) Except as set forth on Schedule 3.5, there are no unfulfilled promises or commitments for capital improvements, which Seller has made in connection with the Business. There are no obligations or liabilities to subscribers or to other users of Seller's Broadband services which are material to Business of the Business, except: (i) with respect to deposits made by such subscribers or such other users; and (ii) the obligation to supply services to subscribers in the ordinary course of business, pursuant to the Franchises. No default exists in respect of any provisions of any Franchise governing relations with subscribers or other users of Seller's Broadband services, and no notice of any such default has been received by Seller. To Seller's knowledge, no complaints have been made by subscribers or other users of Seller's Broadband services that, individually or in the aggregate, could have an adverse effect upon the Assets to be Acquired or the financial condition or operation of the Business.

                  (g) The Business is in compliance in all material respects with engineering standards generally accepted in the Broadband industry.

                  (h) Except as set forth on Schedule 3.5, there is no free service liability to subscribers existing with respect to the Business. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other prepaid income item that Buyer is to receive a credit for pursuant to Section 2.6, Seller has no obligation or liability for the refund of monies to its subscribers.

         3.6      Franchises.

         (a) Listed and identified on Schedule 3.6 attached hereto are all of the existing governmental authorizations, and pending renewal proposals of such authorizations, for construction, upgrade, maintenance and operation of the


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

Business (individually, a "Franchise" and collectively, the "Franchises") presently held by Seller, and the political entity or authority which has granted each Franchise. All governmental authorizations necessary or required for the construction, maintenance and operation of the Business have been obtained by Seller, and are listed and identified in Schedule 3.6. Each of the Franchises expires on the dates set forth on Schedule 3.6 attached hereto. Except as set forth on Schedule 3.6, none of the political entities or authorities that have granted a Franchise are regulating the Broadband rates charged by Seller pursuant to the 1992 Act and the FCC Rules and Regulations.

         (b)      Except as set forth on Schedule 3.6,

                           (i) The Franchises are validly existing, legally enforceable obligations of Seller and are validly existing, legally enforceable obligations of the other parties thereto, in accordance with their terms.

                           (ii) Seller is validly and lawfully operating the Business under the provisions of the Franchises and applicable law.

                           (iii) Seller has complied with all of the terms and conditions of the Franchises and has not done or performed any act which would invalidate or impair in any material respect its rights under, or give to the granting authority the right to terminate, the Franchises.

                           (iv) There is no pending assertion or claim that operations pursuant to any Franchise have been improperly conducted or maintained, any facts or circumstances that could reasonably be expected to give rise to any such assertion or claim.

         3.7 Pole Attachment Agreements. Schedule 3.7 lists each of the agreements, ordinances, resolutions, licenses or permits granting or relating to each pole attachment agreement or similar authorization (individually, a "Pole Attachment Agreement" and collectively, the "Pole Attachment Agreements"). All of the Pole Attachment Agreements are validly existing, legally enforceable obligations of the parties thereto in accordance with their terms, and Seller is validly and lawfully operating the Business under the Pole Attachment Agreements and has Broadband pole attachment rights under each Pole Attachment Agreement. Seller has complied in all material respects with all of the terms and conditions of the Pole Attachment Agreements to which it is a party, and has not done or performed any act which would invalidate or impair its rights under the Pole Attachment Agreements. There is no pending assertion or claim against Seller that operations pursuant to any Pole Attachment Agreement have been improperly conducted or maintained. There have been no audits or investigations conducted by any of the parties to the Pole Attachment Agreements during the one year preceding the date of this Agreement

         3.8      Head-End Sites and Office Locations.

                  (a) All of the real  property  owned and utilized by Seller is described  on Schedule  3.8 attached  hereto.  Except as otherwise  described on
Schedule 3.8, Seller has good title in fee simple to all such real property, free and clear of all mortgages, claims, security interests, liens or encumbrances of any kind, except for minor exceptions to title which do not affect the use of, or merchantability of title to, the property in the Business. A copy of the deeds pursuant to which Seller acquired such real property will be made available by Seller to Buyer.

                  (b) All leases and written rights of way used in the Business are listed on Schedule 3.8 (the "Leases and Rights of Way"). Except as set forth on Schedule 3.8, Seller has a valid and subsisting lease for and leasehold interest in and right of way to all of the real property not owned by Seller and used as head-end sites or office locations for the Business. In addition, except as set forth on Schedule 3.8 or where the failure to do so would not have a Material Adverse Effect, Seller has a valid and subsisting right-of-way agreement, whether public or private, for all of the real property by its Broadband plant. Except as disclosed on Schedule 3.8 attached hereto all Leases and Rights of Way are fully assignable by Seller. Seller has duly complied in all material respects with all of the terms and conditions of such Leases and Rights of Way and has not done or performed or failed to perform any act which would impair in any material respect its rights under such Leases or Rights of Way.

         3.9      Other Material Contracts and Leases.

                  Schedule 3.9 sets forth each contract, agreement, lease, permit, license, fiber lease, microwave agreement or commitment, including pole line agreements, whether written or oral, affecting or relating to the Business and requiring payments by or to Seller in the aggregate of $5,000 or more during the current term thereof other than the Excluded Assets, the Franchises, the Pole Attachment Agreements, the Leases and the Rights of Way as set forth on
Schedule 3.9 (the "Agreements"). Each of the Agreements is in full force and effect in accordance with its terms. Without limiting the foregoing, the Business and all equipment and real property used in connection therewith are now being utilized, operated and maintained in conformity in all material respects with the provisions of the Agreements, and in material compliance with all other applicable laws and regulations (including zoning regulations) and the orders, rules and regulations of the FCC and of any government or governmental agency or authority having jurisdiction with respect thereto. Seller has not in any manner failed to so utilize, operate and maintain the Business in a manner which could now or hereafter result in cancellation or termination of, or liability for damages under, the Agreements, nor is Seller in default in any material respect. Seller is not in default in the performance of one or more of its obligations pursuant to the Agreements.

         3.10     Agreements with Employees.

                  (a) Except as set forth on Schedule 3.10, Seller is not a party to any employment agreement, written or oral, with respect to any employee of the Business which cannot be terminated at will by Seller, and, except for standard medical and dental insurance, and except as set forth on Schedule 3.10, Seller has not had and currently does not have any pension or profit sharing or other employee benefit plan for employees of the Business. True, correct and complete copies of all agreements and plans listed on Schedule 3.10 are available for review and will be delivered by Seller to Buyer upon Buyer's request.

                  (b) The titles and rates of compensation of all of the employ-ees of the Business have been made available to Buyer.

         3.11     Litigation or Judgments.

                  Except as set forth on Schedule 3.11, there is no litigation, at law or in equity, or any proceedings before any commission, agency or other governmental authority, pending or, to Seller's knowledge, threatened against Seller or the Business, and, to Seller's knowledge, no facts or circumstances exist which could reasonably be expected to give rise to any such litigation or proceedings.

         3.12     Tax Returns and Payments.

                  Seller has timely and properly filed or caused to be filed all tax returns which it is or has been required to file on or prior to the date hereof by any jurisdiction to which it is or has been subject, all such tax returns were true, correct and complete in all material respects at the time of filing. All income, unemployment, social security, franchise, property and other taxes levied, assessed or imposed upon Seller or the Business by the United States, or any state, or governmental sub-division of either, to the extent due and payable, have been paid to date, and no liability exists for deficiencies, except for any such taxes that are being contested in good faith. Except as set forth on Schedule 3.12 attached hereto, there are no tax audits pending nor any outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return of Seller for any period. To Seller's knowledge, no tax deficiencies have been determined, nor proposed tax assessments charged, against Seller (nor, Seller's knowledge, is there any reasonable basis therefore). Seller has made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose.

         3.13     Compliance with Laws.

         Seller, to its knowledge, is in material compliance with all applicable federal, state and local laws, rules, regulations, orders, writs, injunctions, ordinances or decrees of any governing authority, federal, state or local court, or of any municipal or governmental department, commission, board, bureau, agency or municipality having jurisdiction over it or the Business.

         3.14     Condition of Assets to be Acquired and Insurance.

         The Assets to be Acquired are in good working condition, reasonable wear and tear excepted. The Assets to be Acquired include a normal spare parts inventory. The Assets to be Acquired are and have been insured, and all such insurance policies are in full force and effect, are on an "occurrence" basis, and are in terms and scope and amounts which are customary in accordance with industry standards for Broadband systems of comparable size, all as set forth on
Schedule 3.14 hereto. Seller has not received any notice of cancellation with respect thereto. During the past one year, no application by Seller for insurance with respect to the Assets to be Acquired has been denied for any reason.

         3.15     Patents, Trademarks and Copyrights.

                  Seller does not possess any patent, patent right, or copyright, nor is it a party to any license or royalty agreement with respect to any patent, or copyright, except for licenses and consents respecting program material and obligations under the Copyright Act applicable to Broadband systems generally, which licenses are all of the intellectual property rights (other than Excluded Assets) necessary to conduct business of the Business. Seller possesses the Trademarks as set forth in Section 1.3, free and clear of any liens, adverse claims or encumbrances which would prevent the Buyer's use thereof as set forth in Section 1.3.

         3.16     Labor Relations.

                  The employees of Seller are not parties to any collective bargaining agreement. This Agreement and the transactions contemplated hereunder shall not obligate Buyer to recognize any union or to assume any collective bargaining agreement that applies to Seller's employees. There currently are not, nor in the past five (5) years have there been, any grievances, unfair labor practice claims, disputes or controversies with any union, or threats of strikes, work stoppages or any pending demands for collective bargaining by any union. Seller has received no notice of any grievances, unfair labor practice claims, disputes or controversies with any other organization of Seller's employees, or threats of strikes, work stoppages or any pending demands for collective  bargaining  by any  such  organization.  Seller  has  less  than  50 employees.

         3.17     Right of First Refusal.

                  No person or entity has any option, warrant or right of first refusal to purchase either the Business (or any part thereof) or any of the Assets to be Acquired.

         3.18     Environmental Matters.

                  Seller has been and is in compliance with all applicable federal, state and local laws, regulations and ordinances relating to protection of human health and safety and the environment ("Environmental Laws"), including those related to hazardous substances, wastes, discharges, emissions, disposals, dumping, burial or other forms of disposal. There are no current or pending claims, administrative proceedings, judgments, declarations or orders relating to violations of Environmental Laws or to the presence of Hazardous Substances (as defined by the Environmental Laws) on, in or under the owned or leased real property of Seller. No hazardous waste in quantities that violate any Environmental Laws has been dumped, buried, discharged or disposed of on, in or under the owned or leased real property of Seller by Seller or by any other person or entity. Neither Seller nor any third party has installed or placed on, under or in the owned real property or the leased real property constituting a part of the Assets to be Acquired: (i) any treatment, storage, recycling or disposal facility for any hazardous waste as that term is defined under 40 CFR
Part 261 or any state equivalent; (ii) any underground storage tanks, in use or abandoned; or (iii) any polychlorinated biphenyls (PCBs) in any hydraulic oils, transformers, capacitors or other electrical equipment.

         3.19     Bulk Sales Compliance and Transfer Taxes.

                  The sale and transfer of the Assets to be Acquired pursuant to this Agreement will not result in or be subject to: (a) any law pertaining to bulk sales or transfers which make such sales or transfers ineffective as to creditors of Seller; or (b) the imposition of any liability upon Buyer for appraisal rights or other liability owing to Seller.

         3.20     Disclosure.

                  No representation and warranty by Buyer in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.


4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

         Buyer   represents   and   warrants  to  Seller   that  the   following
representations and warranties are true and correct as of the date hereof and will also be true and correct on the Consummation Date:

         4.1      Status, Power and Authority.

                  Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to own and lease its properties and to conduct its business as currently conducted and to acquire the Assets to be Acquired.

         4.2      Authorization of Agreement.

                  (a) Buyer has taken all necessary action to authorize and approve this Agreement and the Buyer Transaction Documents (as defined in this
Section 4.2(a)), the consummation of the transactions contemplated hereby and thereby and the performance by Buyer of all of the terms and conditions hereof and thereof on the part of Buyer to be performed. The execution and delivery by Buyer of this Agreement and each and every other agreement, instrument, certificate  or  document  to  which  Buyer is a party  that is to be  executed, delivered and performed by Buyer pursuant thereto (collectively, "Buyer Transaction Documents"), and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Buyer, or (ii) conflict with any of the provisions of the charter documents of Buyer, or (iii) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Buyer is a party or by which it is bound.

                  (b) This Agreement and the Buyer Transaction Documents, when executed and delivered by Buyer, will have been duly authorized, executed and delivered by Buyer, and this Agreement constitutes, and the Buyer Transaction Documents, when executed and delivered by Buyer, will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         4.3      Litigation.

                  There is no litigation, at law or in equity, or any proceedings before any commission or other governmental authority, pending or, to the knowledge of Buyer, threatened against Buyer that could reasonably be expected to impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

         4.4      Disclosure.

                  No representation and warranty by Buyer in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

        4.5      Qualifications and Financing.

                  Buyer has the requisite qualifications to be the transferee of the Governmental Licenses and the owner and operator of the Assets and the Systems. Buyer has sufficient cash reserves, or commitments from reputable financial institutions to obtain funds necessary to enable Buyer to perform this Agreement in accordance with its terms and has provided Seller evidence of Buyer's financial capability, which is true and correct according to the terms thereof.


5. CONDUCT OF BUSINESS OF BUSINESS PENDING CLOSING, CONSUMMATION AND ADDITIONAL COVENANTS.

         Seller and Buyer covenant and agree that from the date hereof to and including the Consummation Date:

         5.1      Maintenance of Business.

                  (a) Seller shall continue to operate and maintain the Business and the Assets to be Acquired (including the maintaining of an adequate level of inventory of spare equipment and parts), and shall keep all of its business books, records and files, all in the ordinary course of business in accordance with past practices consistently applied. Seller shall not sell, transfer or assign any assets of the Business except in the ordinary course of business and for full and fair value.

                  (b) Seller shall not permit the creation of any lien, charge or encumbrance on any of its assets that would survive the Consummation other than Permitted Liens. Seller shall not initiate or otherwise cause any other person to initiate any action to amend or cancel, nor permit any other person to take any action to amend or cancel, nor permit any other person to take any action to amend or cancel, any of the Franchises, the Pole Attachment Agreements or the Agreements without the prior written consent of Buyer, except that, without such consent, Seller may conclude pending Franchise renewals on terms substantially similar to pending renewal proposals.

                  (c) Promptly after becoming aware thereof, Seller shall notify Buyer of any action taken or proposed to be taken by a person other than Seller to amend or cancel any of the Franchises, the Pole Attachment Agreements or the Agreements. Seller shall not enter into any contract or commitment of any kind relating to the Business for which Buyer will have any liability after the Consummation which is not in the ordinary course of business in accordance with past practices without the prior written consent of Buyer.

                  (d) Seller shall not permit any of its partners, officers, directors, shareholders, agents, employees or affiliates to pay any of Seller's accounts receivable from subscribers outstanding on the date hereof. Notwithstanding the foregoing, such persons shall be permitted to make payment for Broadband services received by them at their own dwellings.

                  (e) Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, Seller shall not, except as otherwise required by law (including the requirement to comply with must-carry requests): (i) change the channel lineup of the Business; (ii) add additional channels to the Business, except for channels added at the request of a franchising authority as part of the process of renewing a Franchise (in which event, Seller shall give Buyer written notice of the addition of such channels);
(iii) change its subscriber rates (provided, however, that if Seller is required to change its subscriber rates pursuant to a regulatory order, Seller may do so without the consent of Buyer upon 30 days' prior written notice); or (iv)
conduct any extraordinary or unusual marketing or collection programs, including, without limitation, any amnesty programs, or any extraordinary collection practices which might adversely affect customer relationships.

                  (f) Seller shall comply with all laws, rules and regulations of federal, state, city and local governments. Seller shall not violate the terms of any lease or contract connected with the operation of the Business or with the utilization of the Assets to be Acquired. Seller shall not grant any increase in the rate of wages, salaries, bonuses or other remuneration of any employee except as may be consistent with past business practices and not in excess of five percent (5%) in the aggregate for such employee.

         5.2      Insurance.

                  Seller   shall   maintain  in  full  force  and  effect  until
Consummation all existing insurance policies or comparable replacements to cover and protect the Assets to be Acquired against damage or destruction.

         5.3      Organization.

                  Seller shall use its best efforts consistent with sound business judgment to preserve intact its present business and organization, to retain the services of its present employees, to preserve its relationships with subscribers, suppliers and others having business relationships with it and to maintain the goodwill enjoyed within the municipalities serviced by the Business.

         5.4      Access for Investigation.

                  Upon reasonable advance notice, Seller shall afford Buyer and its representatives reasonable access during normal business hours to the properties, plant and equipment and to the books and records of Seller in order that Buyer shall have full opportunity to investigate Business affairs of Seller.

         5.5      Consummation of Agreement.

                  Seller and Buyer each shall use commercially reasonable efforts to perform and fulfill all obligations and conditions on their respective parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.6      Cooperation.

                  Seller and Buyer shall cooperate with each other, to the extent not inconsistent with their respective obligations hereunder, in apprising the municipalities serviced by the Business and the utility companies which have issued the Pole Attachment Agreements of the sale of the Business to Buyer in such manner as to preserve the goodwill of such municipalities and utility companies. Buyer and Seller agree to file FCC Form 394's with respect to the Franchises when consent to assignment is required within ten (10) days following the date hereof.

         5.7      FCC Approval.

                  Seller shall make application to the FCC for the consent and approval of the FCC to the transfer of the ownership and operation of any FCC licenses of the Business from Seller to Buyer, if required.

         5.8      Certificates.

                  On or before the Consummation Date, Seller shall deliver to Buyer a Certificate of Good Standing issued by the Secretary of State in the state of Seller's formation as to Seller's good standing in such state and a Certificate of Good Standing from each jurisdiction in which Seller is qualified or licensed to do business.

         5.9      Third-Party Consents.

                 Seller shall make such applications to the Franchise authorities and other third parties identified on Schedule 3.2 whose consent or approval is required for the consummation of the transactions contemplated hereby, and shall otherwise use its best efforts to obtain such consents and approvals prior to the Consummation. Buyer shall use its best efforts to assist Seller and shall take such actions as may reasonably be necessary in obtaining such consents and approvals and shall cooperate with Seller in the preparation, filing and prosecution of such applications. The parties agree to use best efforts to obtain such consents and approvals in writing and in form and substance reasonably acceptable to Buyer. Seller shall not agree to any materially adverse change in any Franchise as a condition to obtaining any consent or approval necessary for the transfer of such Franchise unless Buyer shall otherwise consent in writing. Buyer agrees that it shall not seek amendments or modifications to Franchises or agreements. Buyer shall furnish

Seller with copies of such documents and information with respect to Buyer, including financial information and information relating to cable and other operations of Buyer and its affiliated or related companies, as Seller may reasonably request in connection with obtaining any of such consents or approvals or as may be reasonably requested by any Franchise authority or other third party in connection with obtaining any consent or approval. Seller's obligations hereunder with respect to obtaining any consent or approval shall be satisfied if Buyer has executed a new franchise or contract with the respective Franchise authority or other third party or if such Franchise authority or other third party has indicated in writing that it is willing to execute a new franchise or contract with Buyer.

         5.10     FCC and Other Regulatory Compliance.

                  Seller shall consult with Buyer prior to implementing any subscriber rate changes relating to the implementation of any FCC regulations, except as otherwise provided in Section 5.1 hereof. On the Consummation Date, the Business shall be in material compliance with all requirements of the FCC rules and regulations.

         5.11     Approval of Lessors.

                  Seller shall use its best efforts to obtain the consent of each lessor of real property relating to the Business listed on Schedule 3.2 as being required to consent to the assignment to Buyer of any lease.

         5.12     Employees.

                  Seller shall terminate all of its employees as of the end of business on the Consummation Date. Seller shall remain solely responsible for any termination benefits to which any of the employees is entitled by reason of such termination whether or not such person is subsequently employed by Buyer. Buyer shall have no obligation to offer employment to any of the employees of Seller. Buyer shall notify Seller at least fifteen (15) business days prior to the Consummation Date of those employees to whom Buyer intends to offer employment. Seller shall refrain from making any statements or communications to its employees regarding subsequent employment by Buyer or Buyer's employment policies without Buyer's prior written consent.

        5.13     Non-Compete

         In consideration for the payment of $_______, (which amount is included in the purchase price referenced in Section 2.2, above), the receipt of which is hereby acknowledged by Members (which amount is included in the purchase price referenced in Section 2.2, above), for a period of three (3) years from the Consummation Date hereof, neither the Seller nor the Members Partners shall, without the prior written consent of the Buyer:

                  (a) offer competitive video and data services within the communities and geographic areas served by the Acquired System and within all areas which are within the state of California of such communities and geographic areas (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever), nor shall they: (i) conduct any business with any customer of the Buyer on behalf of any entity or person other than the Buyer if such business is competitive with the products or services offered by the Buyer, or
(ii) perform any work competitive in any way with the products or services offered or planned to be brought to market by the Buyer, on behalf of any entity or person other than the Buyer; providing, however, that the foregoing provisions of this Section 5.13 shall not apply to any existing Broadband systems presently owned and operated by Seller, any of the Partners or their affiliates within the present geographic area or areas served by any such systems; and

                  (b) entice, solicit or encourage any employee of the Buyer to leave the employ of the Buyer or any independent contractor to sever its engagement with the Buyer; and

                  (c) directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Buyer to cease doing business with the Buyer, or reduce its relationship with the Buyer or refrain from establishing or expanding a relationship with the Buyer.

        5.14     Management Agreement.

     Simultaneous to the closing of this document, the Owner shall execute a Management Agreement with the Buyer. The Buyer will name Calvin D. Smiley, Sr. as the Manager. In management of the Business Mr. Smiley and all other personnel that may be involved with the business shall work in a competent and professional manner at all times.


6.       CONDITIONS TO CONSUMMATION - BUYER.

         6.1      Conditions to Obligations of Buyer.

                  The obligations of Buyer to consummate the purchase of the Assets to be Acquired at Consummation shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Buyer in writing:

                  (a) All of the representations and warranties of the Seller, to the best of Seller's knowledge, contained in this Agreement shall be true and correct in all material respects at and as of the Consummation Date as though such representations and warranties were made at and as of such time (except for individual representations or warranties that expressly provide therein that they are made at and as of a certain date), and Seller shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed or performed.

(b) The consents required from all governmental agencies and entities and other third parties (including the Buyers financial sources) to Buyer's acquisition of the Business identified on Schedule 3.2 shall have been granted or obtained.

                  (c) On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                  (d) Franchise Consents. Buyer shall have received evidence that all of the necessary Consents relating to the Systems' franchises have been obtained or given (or deemed to have been given in accordance with Section 617 of the Communications Act (47 U.S.C. Section 537)) and are in full force and effect. This Consummation condition shall be deemed satisfied when (i) the number of Equivalent Subscribers in franchising areas where the consent of the franchising authority is not required to transfer the applicable franchise plus
(ii) the number of Equivalent Subscribers in franchising areas where the local franchising authorities have consented to the transfer of the applicable franchises equals or is greater than 97% of the number of Equivalent Subscribers served by the Systems.

                  (e)      Seller shall have delivered to Buyer:

                           (i) the Good Standing Certificates described in
                           Section 5.8;

                           (ii) one or more  Officer  Certificates,  dated as of
                           the   Consummation   Date,   in  form  and  substance
                           reasonably satisfactory to Buyer, certifying:

                                    (A) that the conditions set forth in each of
                           the provisions of Section 6.1(a), (b) and (c) of this Agreement have been satisfied in full;

                                    (B) that the  resolutions of the Seller's (a
                           copy of which shall be attached to the Certificate) authorizing the execution, delivery and performance of the Seller Transaction Documents and the sale of the Assets to be Acquired and the transactions contemplated hereby have been approved and adopted;

                                    (C) the Certificate of Formation  of  Seller
                           (a copy of which shall be attached to the Certifi-cate), certified by the Secretary of State of the state of formation;

                                    (D) a Certificate of Good Standing of Seller
                           (a copy of which shall be attached to the Certificate and which shall not be dated more than thirty (30) days prior to Consummation) issued by the Secretary of state of formation, and from the states in which Seller is required to be qualified; and

                                    (E) a certificate of incumbency  executed by
                           the secretary and each of the officers of Seller executing this Agreement and the documents delivered hereunder.

                           (iii) at least two (2) weeks prior to the Consummation Date, lien searches dated not more than thirty
                  (30) days prior to the Consummation Date showing all UCC-1 financing statements filed with any filing offices wherein Seller is named a debtor, all federal, state or local tax liens filed against the Seller, all recorded mortgages naming any Seller as a mortgagor, all unsatisfied judgments naming any Seller as a judgment debtor and all pending litigation in which any Seller is a defendant, all of which shall be released or terminated prior to or at the Consummation. The expense of lien searches shall be shared by Buyer and Seller.

                           (iv) the matters described in Section 8 hereof or any
                  documents or other items required to be delivered hereunder to Buyer at or prior to Consummation shall have been delivered.


7.       CONDITIONS TO CONSUMMATION - SELLER.

         7.1      Conditions to Obligations of Seller.

                  The obligations of the Seller to consummate the sale of the Assets to be Acquired at Consummation shall be subject to the satisfaction of the following conditions precedent, except to the extent waived by Seller in writing:

                  (a) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Consummation Date as though such representations and warranties were made at and as of such time (except for individual representations and warranties that expressly provide therein that they are made at and as of a certain date), and Buyer shall have performed and be in compliance in all material respects with all of the covenants, agreements, terms and provisions set forth herein on its part to be observed and performed.

                  (b) On the Consummation Date, no suit or action or other proceeding shall be pending or threatened before any court or other governmental agency against Seller or Buyer in which the consummation of the transactions contemplated by this Agreement are sought to be enjoined.

                  (c)      Buyer shall have delivered to Seller:

                          (i) One or more Officer Certificates,  dated as of the
                  Consummation   Date,   in  form   and   substance   reasonably
                  satisfactory to Seller, certifying:

                                    (A) to the effect  that the  conditions  set
                           forth  in   Section  7.1(a)  and  (b)  of this Agree-
                           ment have been satisfied in full;

                                    (B) that  the  [resolutions  of the  Buyer's
                           board of directors] (a copy of which shall be attached to the Certificate) authorizing the execution, delivery and performance of the Buyer Transaction Documents and the purchase of the Assets to be Acquired and the transactions contemplated hereby have been approved and adopted;

                                    (C) a Certificate  of Good Standing of Buyer
                           (a copy of which shall be attached to the Certificate and which shall not be dated more than thirty (30) days prior to Consummation); and

                                    (D) a certificate of incumbency  executed by
                           the secretary and each of the officers of Buyer executing this Agreement and the documents delivered hereunder.

                           (ii) the Purchase Price, as adjusted in accordance with Section 2.6;

                           (iii) assumption documents in form and substance reasonably satisfactory to Seller pursuant to which Buyer shall have assumed the Assumed Liabilities.

8.       ACTION TO BE TAKEN AT AND AFTER CONSUMMATION.

         8.1      Action to be Taken at and after Consummation.

                  (a)      At Consummation, Seller shall deliver to Buyer:

                           (i) Such  bills of sale,  endorsements,  assignments,
                  special warranty deeds and other good and sufficient instruments of transfer and conveyance as shall be reasonably deemed necessary by Buyer to vest in or confirm to Buyer good title to all of the assets and properties constituting the Assets to be Acquired free and clear of any Liens except for Permitted Liens;

                           (ii) A  complete  itemized  list  of all of  Seller's
                  subscriber accounts receivable relating to the Business as of a date no later than 10 days prior to the Consummation Date, showing sums due and their respective aging for the period ending on the Consummation Date;

                           (iii) Actual possession and operating control of the Business;

                           (iv) The documents and instruments required to be delivered by Seller to Buyer pursuant to the terms of Section 6; and

                           (v)  All of  the consents and approvals  indicated on
                  Schedule 3.2 as being required for the Consummation.

                  (b)      At Consummation, Buyer shall deliver to Seller:

                           (i) The Purchase Price, as adjusted in accordance with Section 2.6; and

                           (ii) The documents and instruments required to be delivered by Buyer to Seller pursuant to the terms of Section 7.

                  (c) After Consummation, Seller shall deliver to Buyer, as received from time to time:

                           (i) any cash or other property that it may receive in
                  respect to subscriber accounts receivable received after the Consummation Date relating to Business and operations of the Business arising prior to or subsequent to the Consummation Date;

                           (ii) any Assets to be Acquired not effectively transferred to Buyer at the Consummation; and

                           (iii)  from time to time at the  request of Buyer and
                  without further consideration, such further instruments of conveyance, transfer and assignment as Buyer may reasonably request in order to convey more effectively the transfer to Buyer of any of the Assets to be Acquired, and Seller shall assist Buyer in the reduction to possession of any such assets, possession of which was not delivered to Buyer at Consummation. Buyer shall be responsible for the preparation of the entire documents incidental to such conveyance, transfer and reduction to possession.

9.       DAMAGE TO PROPERTY AND RISK OF LOSS.

                  (a) The risk of any loss or damage to the Assets to be Acquired and the Business resulting from fire, theft or any other casualty (but excluding any loss or damage attributable to reasonable wear and tear) ("Damage") shall be borne by Seller at all times prior to the Consummation. In the event that any such Damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of all or any portion of the Business within Sixty (60) days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten (10) days after receipt of such notice, may elect either (a) to waive such defect and proceed toward consummation of the transaction in accordance with the terms of this Agreement, or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement pursuant to this Section, the parties hereto shall stand fully released and discharged of any and all obligations hereunder, and the Deposit shall be returned to Buyer.

                  (b) If Buyer shall elect to consummate this transaction notwithstanding such Damage and does so, or in the event of damage to the Business which is not material damage to the Business, there shall be no diminution of the Purchase Price, and all insurance proceeds (other than for bodily injury or for damage to property other than the Assets to be Acquired or for business interruption prior to the Consummation Date) payable as a result of the occurrence of the event resulting in the Damage shall be delivered to Buyer, or the rights thereto shall be assigned to Buyer if not yet paid over to Seller, and Seller shall pay to Buyer the amount of any deductible associated with the insurance claim.

                  (c) Notwithstanding the provisions of this Section 9, in the event of Damage to the Business which is not material damage (i.e., less than $10,000) to the Business, Seller shall have the full responsibility for the completion of all necessary repair and/or restoration work with respect to such damage, whether or not such work is capable of being completed prior to the Consummation Date, and shall promptly and with due diligence, in a prudent and workmanlike manner, proceed with such work, time being of the essence.


10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.


         10.1     Survival of Representations and Warranties.

                  All representations, warranties, covenants, stipulations, certifications, indemnities and agreements contained herein or in any document delivered pursuant hereto shall survive the consummation of the transactions provided for in this Agreement (except for the following representations and warranties which will expire at consummation; 3.3, 3.5, 3.6, 3.7, 3.8 and 3.14); provided that the representations and warranties contained in this Agreement shall expire and be extinguished eighteen (18) months after the Consummation Date, except for representations and warranties relating to tax matters, which shall survive until the expiration of the statute of limitations with respect to liabilities related thereto, and Buyer's and Seller's rights to make claims based thereon shall likewise expire and be extinguished on such dates.

         10.2     Indemnification.

                  (a) Seller and the Partners, jointly and severally, shall defend, indemnify and hold Buyer harmless from and against any and all claims, liabilities, damages, losses, deficiencies and expenses (including reasonable attorneys' fees and expenses and costs of suit, including, but not limited to, travel expenses and discovery costs for such matters as transcripts, photocopying, subpoenas and telecopies) (individually, a "Loss" and collectively, "Losses") arising out of or relating to (i) any and all breaches of representations and warranties, and out of any and all breaches of covenants, agreements and certifications made by or on behalf of Seller in this Agreement or in any document delivered hereunder, (ii) any failure to comply with any applicable bulk transfer acts, or (iii) any and all liabilities and obligations of Seller (except for the Assumed Liabilities). Buyer shall not be entitled to be indemnified by Seller for any Losses under this Section 10.2(a) (other than Losses relating to tax matters) arising out of any single claim or aggregate claims until the total amount of all such Losses suffered or paid by Buyer exceeds $50,000. Buyer shall then be entitled to be indemnified for all such Losses under this Section 10.2(a) arising out a single claim or aggregate claims up to an aggregate indemnification of $1,000,000 ("Seller's Cap"). All claims due by Owner will be paid in the same proportion of the Purchase price (50% in stock, 20% in cash and 30% in Note, if note is paid off then 50% stock and 50% in cash).

                  (b) Buyer shall defend, indemnify and hold Seller and the Partners harmless from and against any and all Losses arising out of or relating to (i) any and all breaches of representations, and out of any and all breaches of covenants, warranties, stipulations, agreements and certifications made by or on behalf of Buyer in this Agreement or in any document delivered by Buyer hereunder; (ii) the Assumed Liabilities; and (iii) all debts, liabilities or claims owing by or against Buyer subsequent to the Consummation Date or arising out of Business activities of Buyer subsequent thereto. Seller shall not be entitled to be indemnified by Buyer for any Losses under this Section 10.2(b) arising out of any single claim or aggregate claims until the total amount of all such Losses suffered or paid by Seller exceeds $50,000. Seller shall then be entitled to be indemnified for all such Losses under this Section 10.2(b) arising out a single claim or aggregate claims up to an aggregate indemnification of $1,000,000 ("Buyer's Cap").

         10.3     Indemnification with Respect to Third-Party Claims.

                  (a) Definitions. As used herein, a "Third-Party Claim" means a Loss or potential Loss for which indemnification is claimed by Buyer or Seller (the "Indemnitee") under the provisions of this Article 10 and which is consequent to a claim against the Indemnitee by a person, corporation, association, partnership or other business organization, or an individual, or a government, any political subdivision thereof or a governmental agency by commencement against the Indemnitee of a legal action or proceeding or receipt by the Indemnitee of an assertion of a claim for which indemnification is provided pursuant to this Article 10 by Buyer or Seller, as the case may be (the "Indemnitor").

                  (b) Notice of Claim. The Indemnitee will give notice of a Third-Party Claim to the Indemnitor, together with, if such Third-Party Claim is subject to arbitration pursuant to Section 14 hereof, demand for arbitration, stating the nature thereof and enclosing copies of any complaint, summons, written assertion of such Third-Party Claim or similar document. No claim for indemnification on account of a Third-Party Claim shall be made and no indemnification therefor shall be available under this Article 10 until the Indemnitee shall have given initial written notice of its claim to the Indemnitor.

                  (c) Retention of Counsel by the Indemnitor. Except as hereinafter provided (including, but not limited to, Section 10.3(d)(ii) hereof), the Indemnitor shall engage counsel to defend a Third-Party Claim, and shall provide notice to the Indemnitee not later than 15 business days following delivery by the Indemnitee to the Indemnitor of a notice of a Third-Party Claim, such notice to include an acknowledgment by the Indemnitor that it will be liable in full to the Indemnitee for any Losses in connection with such Third-Party Claim. The Indemnitee will fully cooperate with such counsel. The Indemnitor will cause such counsel to consult with the Indemnitee as appropriate as to the defense of such claim, and the Indemnitee may, at its own expense, participate in such defense, assistance or enforcement, but the Indemnitor shall control such defense, assistance or enforcement. The Indemnitor will cause such counsel engaged by the Indemnitor to keep the Indemnitee informed at all times of the status of such defense, assistance or enforcement.

                  (d)      Employment of Counsel by the Indemnitee.

                           (i) Notwithstanding the provisions of Section 10.3(c), the Indemnitee shall have the right to engage counsel and to control the defense of a Third-Party Claim if the Indemnitor shall not have notified the Indemnitee of its appointment of counsel and control of the defense of a Third-Party Claim pursuant to Section 10.3(c) within the time period therein provided.

                           (ii) Notwithstanding the engagement of counsel by the
                  Indemnitor, the Indemnitee shall have the right, at its own expense, to engage counsel to participate jointly with the Indemnitor in, and to control jointly with the Indemnitor, the defense of a Third-Party Claim if (x) the Third-Party Claim involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have an effect on the conduct of the Indemnitee's business, or (y) the Third-Party Claim relates to acts, omissions, conditions, events or other matters occurring after the Consummation Date as well as to acts, omissions, conditions, events or other matters occurring prior to the Consummation Date, or (z) the claims involve monetary damages which could exceed Seller's Cap or the Buyer's Cap.

                           (iii) If the Indemnitee chooses to exercise its right
                  to appoint counsel under this Section 10.3(d), the Indemnitee shall deliver notice thereof to the Indemnitor setting forth in reasonable detail why it believes that it has such right and the name of the counsel it proposes to employ. The Indemnitee may deliver such notice at any time that the conditions to the exercise of such right appear to be fulfilled, it being recognized that in the course of litigation, the scope of litigation and the amount at stake may change. The Indemnitee shall thereupon have the right to appoint such counsel.

                           (iv) The reasonable  fees and expenses of counsel and
                  any accountants, experts or consultants engaged by the Indemnitee in accordance with the provisions of Section 10.3(d)(i) in connection with defending a Third-Party Claim shall be paid by the Indemnitor in accordance with the provisions of this Article 10. If the Indemnitee's employment of counsel is for a Third-Party Claim of the type described in subdivision (ii)(y) or (ii)(z) of this Section 10.3(d), then subject to the provisions of Section 10.3(e), the amount of fees and expenses so payable by the Indemnitor shall be that fraction of the aggregate of such fees and expenses, the numerator of which is the portion of the amount of any judgment on, or settlement of, such Third-Party Claim for which the Indemnitee is indemnified pursuant to this Article 10 and the denominator of which is the total amount of such judgment or settlement, but provided further, if such defense of a Third-Party Claim is successful (in the sense that as a consequence thereof, there is no Loss (other than such fees and expenses) for which the Indemnitee is indemnified pursuant to this Article 10), the Indemnitee and the Indemnitor will attempt in good faith to reach an agreement on the amount of such fees and expenses so payable by the Indemnitor.

                  (e)      Settlement of Third-Party Claims.

                           (i) The Indemnitor may settle any Third-Party Claim solely involving monetary damages only if the amount of such settlement is to be paid entirely by the Indemnitor pursuant to this Article 10.

                           (ii) The Indemnitor  will not enter into a settlement
                  of a Third-Party Claim which involves a non-monetary remedy or which will not be paid entirely by the Indemnitor pursuant to this Article 10 without the written consent of the Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned).

                           (iii) Indemnitee  will not enter into a settlement of
                  a Third-Party Claim without the written consent of the Indemni -tor, which consent shall not be unreasonably withheld, under the circumstances described in subdivision (i) of Section 10.3(d), if the Indemnitor has accepted all or any portion of the liability for such Third-Party Claim. Otherwise, the Indemnitee shall be free to compromise, defend and settle Third-Party Claims without prejudice to any of its rights hereunder or under applicable law and without prejudice to its right to assert a claim that such claim is not valid.

                           (iv) As to any Third-Party Claim of the type describ-
                  ed in subsection (ii)(y) or subsection (ii)(z) of Section 10.3(d), the Indemnitee and the Indemnitor shall consult as to any proposed settlement. If the Indemnitee notifies the Indemnitor that it wishes to accept a proposed settlement and the Indemnitor is unwilling to do so, if the amount for which the Third-Party Claim is ultimately resolved is greater than the amount for which the Indemnitee desired to settle, then
                  (x) the Indemnitee shall be liable only for the amount, if any, which it would have paid had the Third-Party Claim been settled as proposed by the Indemnitee, and (y) all reasonable attorneys' fees and expenses and costs of suit incurred by the Indemnitee subsequent to the time of the proposed settlement shall be paid or reimbursed by the Indemnitor.

                           (v) In  determining  whether to accept or reject  any
                  settlement proposal, each party shall act in good faith and with due regard for the reasonable commercial and financial interests of the other.

                  (f) Claims as to Which Indemnification is Partially Payable. Notwithstanding the foregoing, in the event of any settlement of, or final judgment with respect to, a Third-Party Claim which relates to acts, omissions, conditions, events or other matters occurring both before and after the Consummation Date, the Indemnitee and the Indemnitor shall negotiate in good faith as to the portion of such Third-Party Claim as to which such indemnification is payable.

                  (g) Cooperation, etc. The Indemnitee and the Indemnitor shall cooperate with one another in good faith in connection with the defense, compromise or settlement of any claim or action. Without limiting the generality of the foregoing, the party controlling the defense or settlement of any matter shall take steps reasonably designed to ensure that the other party and its counsel are informed at all times of the status of such matter. Neither party shall dispose of, compromise or settle any claim or action in a manner that is not reasonable under the circumstances and in good faith. The Indemnitor and Indemnitee shall enter into such confidentiality and other non-disclosure agreements as the Indemnitee or Indemnitor, as the case may be, shall reasonably request in order to protect trade secrets and other confidential or proprietary information of the Indemnitee or Indemnitor, as the case may be.

11.      TERMINATION.

         11.1     Termination by Mutual Agreement.

                  This Agreement may be terminated prior to Consummation (i) by mutual agreement of Seller and Buyer or (ii) by Buyer in the event of a substantial loss under Section 9 and or cancellation of the Buyers financial sources. In such event, this Agreement shall terminate and neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 15, 16.5, 16.6 and 16.7 of the Agreement shall survive and continue in full force and effect notwithstanding such termination.

         11.2     Buyer's Default.

                  In the event that the transactions contemplated by this Agreement are not consummated on the Consummation Date (if and as extended) due to Buyer's failure or refusal to close, and all of the conditions specified in
Section 7 (other than deliveries to be made at the Consummation) shall have been satisfied or tendered, this Agreement shall be automatically terminated, and Seller shall be entitled to the Deposit.

         11.3     Seller's Default.

                  In the event that the transactions contemplated by this Agreement are not consummated on the Consummation Date (if and as extended) due to Seller's failure or refusal to close, and all of the conditions specified in
Section 7 (other than deliveries to be made at the Consummation) shall have been satisfied or tendered, this Agreement shall be automatically terminated, and Buyer shall be entitled the Deposit back and to pursue any and all of its equitable and legal causes of action against Seller.

         11.4     Termination by Buyer or Seller.

                  This Agreement may be terminated by Buyer or Seller at any time after the Termination Date in the event that any condition to the terminating party's obligations set forth in Sections 6 or 7 hereof (other than deliveries to be made at the Consummation) has not been (i) satisfied or tendered by the party owing performance or (ii) waived by the terminating party (provided that the failure of such condition is not due to the breach of the terminating party), and upon such termination, neither Buyer nor Seller shall have any further obligation or liability to the other hereunder, except that Sections 15, 16.5, 16.6 and 16.7 of this Agreement shall survive and continue in full force and effect notwithstanding such termination.

12.      NOTICE.

         All notices and other communications hereunder shall be in writing and delivered by one of the following methods of delivery: (i) personally, (ii) by registered or certified mail, return receipt requested, postage prepaid, (iii)


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

by overnight courier, or (iv) by legible facsimile transmission, in all cases addressed as follows:

         To Buyer:

                  NexHorizon Communications, Inc.
                  9737 Wadsworth Parkway
                  Broomfield, CO 80021

                  Attn: Calvin D. Smiley, CEO

           With a copy to:

                  Michael Littman
                  7609 Ralston Road
                  Arvada, Colorado 80002

         To Seller:

                  CHULA VISTA CABLE, LTD.
                  396 E Street
                  Chula Vista, CA 91910

                  Attention: Barbara Altbaum

            With a copy to:

                  Higgs Fletcher & Mack
                  Attorney at Law
                  Attn: Richard W. Sweat
                  401 West A Street, Suite 2600
                  San Diego, CA 92101



or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail) or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

13.      BROKERAGE COMMISSION.

         Buyer and Seller each represent and warrant that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each directly with the other without intervention of any person. Each party to this Agreement indemnifies the other and holds it harmless against


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

and in respect of any claim against the other for brokerage or other commissions relative to this Agreement and the transactions contemplated hereby by the indemnifying party's employees, agents or consultants.

14.      LAWS GOVERNING.

         The construction, interpretation and enforcement of this Agreement and the rights of the parties hereunder shall be governed by the laws of the State of California without regard to any jurisdiction's conflicts of law provisions.

15.      MISCELLANEOUS.

         15.1     Counterparts; Telecopy.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

         15.2     Assignment.

                  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that Buyer may assign this Agreement to one or more of the subsidiaries or affiliates of Buyer, without the prior written consent of Seller, provided Buyer remains primarily liable to fully perform the terms of this Agreement; provided, further that such assignment does not cause any consent or approval required to be obtained hereunder to be withheld, delayed or otherwise conditioned.

         15.3     Entire Agreement.

                  This Agreement is an integrated document, contains the entire agreement between the parties, wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties hereto with respect to such subject matter. No change, modification, termination, notice of termination, discharge or abandonment of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto, except that termination or notices of termination which may be effected pursuant to the terms of this Agreement by either party to the Agreement shall be binding if made in writing and signed by the applicable party.

         15.4     Interpretation.

                  Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of any of the provisions of this Agreement. All references to Sections, subsections, Schedules or Exhibits contained in this Agreement are references to the Sections and subsections of this Agreement and the Schedules or Exhibits described on the list immediately following the signature page hereto and attached hereto. All references to the word "including" shall have the meaning represented by the phrase "including without limitation."

         15.5     Expenses.

                  Each of Seller and Buyer shall pay its own attorneys, accountants, advisors, investment bankers, brokers and other expenses in connection with the transaction contemplated hereby, except that the Buyer will pay all costs related to the audits required to consummate this transaction in accordance with federal regulations and the Buyer's financial sources. In the event this transaction does not close the Buyer agrees to provide the audit as consideration to the Seller for future use as total and final settlement of any and all future claims.

         15.6     Confidentiality.

                  Any and all information obtained by Buyer from Seller in connection with the transactions contemplated by this Agreement which is confidential in nature (collectively, the "Evaluation Material") shall be kept strictly confidential by Buyer prior to the Consummation Date; provided, however, that any Evaluation Material may be disclosed to agents, employees, officers, directors, investors, advisors and other representatives of Buyer who need to know such Evaluation Material (it being agreed that such representative shall be informed by Buyer of the confidential nature of such Evaluation Material and shall be directed to deal with such Evaluation Material confidentially) and, further, may be disclosed to the extent required by law, including applicable securities laws, or by written or oral question or request for information or documents in legal proceedings, interrogatories, subpoenas, civil investigative demands or similar processes. For purposes of this Agreement, the term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer representative in violation of the terms hereof, (ii) was available on a non-confidential basis prior to disclosure to Buyer by Seller or any of its directors, officers, employees, agents or representatives, or (iii) becomes available to Buyer on a non-confidential basis from a source (other than Seller or any of its directors, officers, employees, agents or representatives) which is not bound by a confidentiality agreement with Seller.

                  The above provisions shall apply likewise to the Seller with respect to any such information provided by the Buyer to the Seller.

         15.7     Public Announcements.

                  Neither Buyer nor Seller shall, without the approval of the other party (which may not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law (including any legal obligation imposed on Buyer in connection with its status as a publicly-held corporation), in which case the other party shall be advised and Buyer and Seller shall use its reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         15.8     Waivers.

                  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof, but any such waiver must be in writing and must comply with the notice provisions contained in Section 13. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         15.9     Partial Invalidity.

                  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated hereby to be unreasonable.

         15.10    Incorporation by Reference.

                  Any and all Schedules, Exhibits or Recitals referred to herein or attached hereto are incorporated herein by reference thereto as though fully set forth at the point referred to in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.



                                   NEXHORIZON COMMUNICATIONS, INC.


                                        By: /s/ Calvin D. Smiley, Sr.
                                            ----------------------------------
                                            Calvin D. Smiley, Sr., CEO



                                   CABLE VISTA CABLE, LTD. dba Chula Vista Cable



                                         By: /s/ Barbara Altbaum
                                             ----------------------------------
                                              Barbara Altbaum, General Partner


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

EXHIBITS


         Schedule 1.3       Excluded Assets

         Schedule 2.6       Purchase Price Allocation

         Schedule 3.4       Title to Assets

         Schedule 3.5       Subscribers Exclusion List

         Schedule 3.6       Franchise Agreements

         Schedule 3.7       Pole Attachment Agreements

         Schedule 3.8       Real Property

         Schedule 3.8a      Leases and Rights of Way

         Schedule 3.9       Other Material Contracts and Leases

         Schedule 3.10      Litigation or Judgements

         Schedule 3.11      Tax Returns and Payments

         Schedule 3.12      Condition of Assets to be Acquired and Insurance










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